Exhibit 99.12

Joint Filing Agreement

The undersigned agree that the foregoing Amendment No. 3 to the statement on Schedule 13D, dated June 19, 2014, is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k).

Dated: June 19, 2014

ELUTIONS, INC.

By:	/s/ Christopher Voss
Name: Christopher Voss
Title: Chief Financial Officer

ENGAGE NETWORKS, INC.

By:	/s/ Christopher Voss
Name: Christopher Voss
Title: Vice President, Secretary and Treasurer

ASTRA FAMILY HOLDINGS, LLC

By:	/s/ Elizabeth Doucas
Name: Elizabeth Doucas
Title: Manager

LEVENTI IRREVOCABLE TRUST

By:	/s/ Elizabeth Doucas
Name: Elizabeth Doucas
Title: Trustee

/s/ William Doucas
William Doucas

/s/ Elizabeth Doucas
Elizabeth Doucas